Exhibit 15.2

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-223954) and Form S-8 (Nos. 333-81524, 333-100472, 333-107160, 333-122785, 333-125978, 333-135116, 333-151490, 333-161683, 333-161684, 333-167643 and 333-196453) of Telefonaktiebolaget LM Ericsson of our report dated March 19, 2020, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers AB
PricewaterhouseCoopers AB
Stockholm, Sweden
March 19, 2020